AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                 OF
                          PIONEER EUROPE FUND


         The undersigned, being at least a majority of the Trustees of Pioneer Europe Fund (the "Trust"), a Massachusetts business trust, acting pursuant to
Article IX, Section 8 of the Amended and Restated Agreement and Declaration of Trust dated October 13, 1992, as amended (the "Declaration"), do hereby amend the Declaration as follows, such name changes to be effective upon the closing under the Agreement and Plan of Reorganization between the Trust and Pioneer Europe Select Fund.

1. The Declaration is hereby amended to change the name of "Pioneer Europe Fund" to "Pioneer Europe Select Equity Fund." All corresponding references to "Pioneer Europe Fund" in the Declaration are hereby deleted and replaced with "Pioneer Europe Select Equity Fund."



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         IN WITNESS WHEREOF, the undersigned being at least a majority of the
Trustees of the Trust have executed this instrument as of this 14th day of May, 2005.




/s/ John F. Cogan, Jr.
---------------------------------          -------------------------------------
John F. Cogan, Jr.                                   Osbert M. Hood




/s/ David R. Bock                                  /s/ Marguerite A. Piret
----------------------------------         -------------------------------------
David R. Bock                                       Marguerite A. Piret




/s/ Mary K. Bush                                    /s/ Stephen K. West
---------------------------------          -------------------------------------
Mary K. Bush                                        Stephen K. West




/s/ Margaret B.W. Graham                           /s/ John Winthrop
---------------------------------          -------------------------------------
Margaret B.W. Graham                                 John Winthrop




                         The address of each Trustee is
                     c/o Pioneer Investment Management, Inc
                   60 State Street, Boston, Massachusetts 02109